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                                                                  Exhibit 10.23


                               SECOND AMENDMENT TO
                            STANDARD LEASE AGREEMENT

      THIS SECOND AMENDMENT TO STANDARD LEASE AGREEMENT (this "Amendment") is made by and between LASALLE PARTNERS MANAGEMENT LIMITED (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership) ("Landlord") and WOLF COMMUNICATIONS COMPANY, a Texas corporation ("Tenant"), effective this the 8th day of August, 1996.

                               W I T N E S S E T H

      WHEREAS, Landlord and Tenant have entered Into that certain Standard Lease Agreement dated June 11, 1995, as amended by First Amendment to Standard Lease Agreement dated effective January 18, 1996 (as amended to date, the "Lease"), for the lease of approximately 23,260 square feet of Agreed Rentable Area comprised of the Initial Space (12,312 square feet of Agreed Rentable Area) and the Initial Expansion Space (10,948 square feet of Agreed Rentable Area) located on Floor 7 of the 1301 Fannin Street Building ("Building") (the land on which the Building is located is more particularly described in Exhibit "B" attached to the Lease), all in accordance with the terms, conditions, covenants and obligations contained in the Lease and the exhibits and riders attached to the
Lease: and

      WHEREAS, beginning on December 1, 1996 (the "Effective Date"), Tenant desires to expand the Premises to include approximately 36,625 square feet of Agreed Rentable Area located on the 7th Floor of the Building, as shown on the attached Exhibit "A" (the "Second Expansion Space").

      NOW, THEREFORE, in and for the premises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. Item 2 of the Basic Lease Provisions is amended to reflect the addition of the Second Expansion Space to the Premises, and the Agreed Rentable Area of the Premises beginning on the Effective Date shall read as follows:

      Agreed Rentable Area: 59,885 square feet.

2.    Basic Rent for the Second Expansion Space shall be as follows:

                            Rate Per Square       Basic               Basic
      Rental                Foot of Agreed        Annual             Monthly
      Period                Rentable Area          Rent               Rent
      ------                -------------          ----               ----
      Months 1-3               $ 15.00        $ 329,625.00        $ 27,468.75
      Months 4-6               $ 15.00        $ 439,500.00        $ 36,625.00
      Months 7-expiration      $ 15.00        $ 549,375.00        $ 45,781.25
      of Initial Term

      The rental periods referenced above shall be calculated from the Effective Date.

3. Item 4 of the Basic Lease Provisions is amended to reflect the addition of the Second Expansion Space and shall read as follows:

      Tenant's Pro Rata Share Percentage: 7.64% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

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4.    The Second Expansion Space shall become a part of the Premises in accordance with Rider 3 to the Lease and shall be governed by the provisions of the Lease, except for the following matters:

      (a) Tenant has as of the date hereof submitted to Landlord an additional Security Deposit in the amount of $6l0,264.00 as contemplated by, and which is to be held and renewed in accordance with, Article 3 of the Lease.

      (b) The Lease Cancellation Option contained in Section 13.701(a) shall be terminated and shall no longer be of any force and effect by virtue of Tenant having leased all available space on floor 7 of the Building, However, for purposes of Section 13.701(b) and 13.702, the Cancellation Payment referenced in Section 13.70: shall be increased to reflect the increased unamortized leasing costs attributable to the Second Expansion
      Space: and at the time Tenant executes the Acceptance of Premises Memorandum with respect to the Second Expansion Space, Tenant and Landlord agree to replace the existing Exhibit F to the Lease with a revised Exhibit F reflecting such increase in the Cancellation Payment.

      (c) The leasehold improvements in the Second Expansion Space shall be constructed in accordance with the Work Letter attached as Exhibit C to the Lease, except as follows:

            (i) The time frame for delivery of Construction Plans in Section 1.1 of Exhibit C shall run from the Effective Date and not the date of execution of the Lease.

            (ii) The Finish Allowance and other concessions for the Second Expansion Space shall be reduced in accordance with Rider 3 to the Lease to $12.56 per square foot of Rentable Area within the Second Expansion Space.

            (iii) Landlord shall have no obligation to construct the Landlord's Work set forth in Section 8(i), because that work has been completed and accepted by Tenant.

5. Tenant having leased all remaining available space on floor 7 of the Building, the Opportunity Expansion Space and Tenant's rights under Rider 3 to the Lease are modified to cover all space on the 18th floor in accordance with the terms of Paragraph A of Rider 3, subject to (a) prior rights of other tenants in the Building and (b) renewals by tenants actually occupying space on the 18th floor, whether or not such renewals are set forth in their leases. Consequently, Schedule A of Rider 3 to the Lease is deleted and the term "Opportunity Expansion Space" shall be deemed to refer to the entire 18th floor of the Building. As of the Effective Date, the only existing lease to which Tenant takes subject is the lease with Exxon Corporation.

6. Section 5.103(c) of the Lease is amended to reflect that Landlord shall now furnish UPS power to meet Tenant's loads in an amount not to exceed 250 KVA: and the total power requirements for all equipment in the Premises, whether non-emergency or emergency, shall not exceed 500 KVA.

7. All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Lease. Unless specifically modified by the foregoing provisions, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect, it being the intent of the parties to add the Second Expansion Space to the Premises.
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      EXECUTED EFFECTIVE as of the day first set forth above,

LANDLORD:                                    TENANT:

LASALLE PARTNERS MANAGEMENT                  WOLF COMMUNICATIONS COMPANY
LIMITED, solely in its capacity as
agent for Fannin Street Limited
Partnership, a Delaware Limited              By: /s/ Mathew Wolf
Partnership                                      ------------------------------
                                             Printed Name: Mathew Wolf
By: /s/ Phyllis H. Owen                      Title:        President
    ------------------------------
    Phyllis H. Owen
    Executive Vice President


By: /s/ Albert J. Palamara
    ------------------------------
    Albert J. Palamara
    Vice President
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[GRAPHIC OMITTED]                                             1301 FANNIN STREET

                                                                LaSalle Partners
                                                              Management Limited

                                                 The Wingfield/Sears Group, Inc.
                                                 Architects   Interior Designers

                                                                  April 12, 1992

                                                                       EXHIBIT A

                                               Second Expansion Space
                                               36,625 Rentable Square Feet